Exhibit 99.1

TRANSITIONAL CONSULTING AGREEMENT

OF JILL SISSON

This Transitional Consulting Agreement (“Agreement”) is entered into as of September 3, 2009, between Einstein Noah Restaurant Group, Inc. (“Company”) and Jill B. W. Sisson (“Sisson”).

RECITALS

1. Pursuant to a Consulting Agreement dated as of December 8, 2003 (the “Prior Consulting Agreement”), Sisson has served as an independent consultant to Company through September 3, 2009.

2. The parties desire to cooperate in providing, and Sisson agrees to assist Company in providing, a smooth transition of Sisson’s duties and responsibilities to her successor;

3. Company wants to provide an incentive to Sisson to cooperate in a successful transition of her duties and responsibilities to her successor;

4. Sisson and Company wish to provide for payments to Sisson and the protection of Company’s business interests as set forth in this Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Retention. Company hereby retains Sisson as an independent advisor (not as an employee) from the date of this Agreement through the earlier of November 19, 2009 or the date of termination of this Agreement set forth in paragraph 3 below (the “Separation Date”). The foregoing period is referred to herein as the “Term.” In such capacity, Sisson shall perform the services set forth in paragraph 2 below. Sisson shall be and at all times remain an independent consultant of Company. Neither Company nor Sisson shall be considered or held to be a partner, limited partner, associate or agent of the other, or be joint venturers with one another. Neither Company nor Sisson shall be authorized by the other to contract any debt, liability or obligation for or on behalf of the other.

2. Duties and Responsibilities. During the Term of this Agreement, Sisson shall continue to perform all of her current duties and responsibilities as General Counsel and Corporate Secretary and any other tasks reasonably requested of her. Specifically, it is expected that Sisson shall continue acceptable performance in her dealings with employees, officers, Board members, vendors, contractors, and guests. Interactions shall remain positive and absent of any disparaging comments. Sisson shall attend executive staff meetings and shall meet or speak at least weekly with the President and Chief Executive Officer to review any outstanding projects and to ensure a smooth transition of duties. Sisson shall be present and work from the Corporate Head Office on the dates set forth below, or such other schedule as may be agreed to between Sisson and the President and Chief Executive Officer of Company:

September 10, 11, 15, 16, 17, 22, 23, 24, 29, and 30.

October 7, 8, 9, 13, 14, 15, 21, 22, 23, 26, and 27.

November 2, 3, 4, 10, 11, 12, 17, 18, and 19.

In addition to the foregoing, transitional responsibilities during the Term shall include, but not be limited to the following:

(a) Coordination of all Legal Department responsibilities, including contract preparation and review and continuing to assist and supervise staff to ensure that leases, franchise agreements and other contract review and approval procedures are maintained.

(b) Manage litigation, including the coordination of discovery responses for the Fiera litigation and development of strategies for any employment related litigation.

(c) Ensure a smooth transition for the new General Counsel and Corporate Secretary, including review and transition of all open matters, material contracts, claims and cases, review of Company’s securities filings and other disclosure matters, review of financing and other key corporate documents, summary of attorneys used, review of expense and budgetary matters, and all matters related to the duties of Corporate Secretary.

(d) Continue to partner with Finance to prepare SEC filings, including the preparation and filing of the Form 10-Q for third quarter and preparation and filing of the third quarter earnings release.

(e) Assist with the legal aspects of refranchising efforts.

(f) Prepare materials as necessary and attend the September and November 2009 Board meetings (except for the November 5, 2009 meeting) as required, including attendance at the Compensation Committee meeting on the first day of the November 2009 Board meeting to discuss the compensation philosophy and CD&A for the 2010 proxy statement.

(g) Continue to oversee the corporate governance of Company, including providing advice and assistance to comply with new SEC rules and legislation relating to board qualifications and disclosures as applicable.

(h) Assist with any preparation for the Series Z redemptions.

(i) Continue to act as Chief Compliance Officer for the organization, acting as point person for hotline calls.

3. Termination; Effect of Termination. This Agreement shall terminate immediately if Sisson terminates this Agreement or otherwise ceases providing services under this Agreement for any reason other than due to Company’s termination hereunder (“Voluntary Termination”). The Company may terminate this Agreement without cause upon ten (10) days’ written notice or at any time for “cause” immediately upon giving written notice of termination to Sisson. “Cause” means Sisson’s (i) commission of a felony or of any crime related to this Agreement; (ii) material failure to perform her duties or the performance of her duties in a substandard or unprofessional manner; (iii) commission of any act of dishonesty or disloyalty to Company involving Sisson; (iv) inappropriate workplace behavior; (v) the death of Sisson; or (vi) a material breach of this Agreement. Upon termination for any reason, in addition to the other requirements under this Agreement, Sisson shall immediately resign as an officer and any other positions with Company and its affiliates and shall execute the Release in the form attached as Exhibit A (the “Release”).

4. Compensation. In consideration of her services under this Agreement, Company shall pay Sisson a consulting fee of Sixty Thousand and no/100 Dollars ($60,000.00). The compensation due Sisson under this paragraph 4 shall be proportionately reduced based on services provided through the Separation Date if there is a Voluntary Termination or if this Agreement is terminated for Cause. If this Agreement is terminated for any other reason than a Voluntary Termination or termination for Cause, Company shall pay Sisson all amounts due under this paragraph 4. All amounts due Sisson under this paragraph 4 shall be paid in January 2010 on or before January 4, 2010.

5. Bonus. So long as (1) there is no Voluntary Termination or termination of this Agreement for Cause and (2) Sisson has executed the Release and such Release is in full force and effect as of the date of payment, Company shall pay Sisson a lump sum of Forty Thousand and no/100 Dollars ($40,000.00) in January 2010 on or before January 4, 2010.

6. Options. Sisson will have until June 30, 2010 in which to exercise all Company stock options in which she is vested as of the Separation Date.

7. Expense Reimbursement. During the Term, Company shall reimburse Sisson for her reasonable and necessary out-of-pocket expenses incurred at the request of Company or with prior approval of Company, subject to provision of reasonable supporting documentation related thereto. Such reimbursable expenses shall include, but are not limited to, coach class air travel to and from Sisson’s residence in Tucson, Arizona to Company as required for Company business, parking, and mileage in accordance with Company’s standard policies. Said trips shall not exceed six (6) round trips without prior approval from the President and Chief Executive Officer of Company. Within twenty (20) days after the Separation Date, Sisson shall file an expense report for Sisson’s expenses through the Separation Date, and Company shall timely reimburse Sisson for all valid expenses in accordance with Company’s current expense reimbursement policies and procedures.

8. Compliance with Legal Requirements. Sisson represents to Company that she has complied with the provisions of paragraph 2 of the Prior Consulting Agreement. Company shall not provide workers’ compensation, disability insurance, Social Security or unemployment compensation coverage or any other statutory benefit to Sisson, her agents or employees or any sub-consultants. Sisson shall comply at her expense with all applicable provisions of workers’ compensation laws, unemployment compensation laws, Federal Social Security law, the Fair Labor Standards Act, federal, state and local income tax laws, and all other applicable federal, state and local laws, regulations and codes relating to terms and conditions required to be fulfilled by independent consultants, and shall indemnify and hold Company harmless from and against any claims, losses, expenses or other liabilities arising out of Sisson’s failure to so comply. Other than as stated in this Agreement, Sisson shall be solely responsible and liable for all expenses, costs, liabilities, assessments, taxes, maintenance, insurance, undertakings and other obligations incurred by Sisson, her agents or employees or any sub consultants.

9. Return of Company Property. On or before the Separation Date, Sisson shall return to Company any and all property that is owned by Company including, but not limited to, security passwords, all tools, equipment, manuals, records, reports, notes, contracts, lists, files (including computer files), file documents, customer lists, price lists, computer hardware/software, badge, keys, laptop and all other documents, equipment and proprietary information that belong or relate to Company or its business or customers and/or which was prepared by Sisson or came into her possession or control during or as a result of her consulting arrangement with Company; provided that Sisson shall be entitled to retain her Blackberry (which will not include Company data on or after the Separation Date) and phone number, which will be converted to a personal account following the Separation Date. Sisson shall, no later than 24 hours after receipt, forward any business related calls and messages she receives to the appropriate Company representative.

10. Non-Disparagement. Sisson covenants never to disparage or speak ill of Company or any Company product or service, or any past or present officer, director or employee or agent of Company. Sisson further covenants that she will not encourage any other person to take any action, calculated or likely to result in the initiation or an inquiry, investigation or other action concerning Company by any federal, state or local governmental body or agency; provided that this Agreement shall not prohibit Sisson from providing information (subject to paragraph 11(a)(v) hereof) or testifying truthfully in connection with a subpoena or other compulsory legal process, including in response to an inquiry, investigation, legal requirement, or other action taken by the Securities and Exchange Commission or other governmental body or agency of its own accord or as a result of actions by a third party. Nothing in this Agreement or in this paragraph 10 shall be construed to require Sisson to withhold required information from the Securities and Exchange Commission under the reporting requirements of the Sarbanes-Oxley Act of 2002.

11. Protection of Trade Secrets and Confidential Information.

(a) Definition of “Confidential Information.” As used in this Agreement, “Confidential Information” means all nonpublic information (whether in paper or electronic form, or contained in Sisson’s memory, or otherwise stored or recorded) relating to or arising from Company’s business, including, without limitation, trade secrets used, developed or acquired by Company in connection with its business. Without limiting the generality of the foregoing, “Confidential Information” shall specifically include all nonpublic information concerning the manner and details of Company’s operation, organization and management; financial information and/or documents and nonpublic policies, procedures and other printed, written or electronic material generated or used in connection with Company’s business; Company’s business plans and strategies; the details of Company’s relationships with its distributors, contractors and vendors; nonpublic forms, contracts and other documents used in Company’s business; all confidential information concerning Company’s employees, agents and contractors, including without limitation such persons’ compensation, benefits, skills, abilities, experience, knowledge and shortcomings, if any; the nature and content of proprietary computer software used in Company’s business; and all other information concerning Company’s concepts, prospects, customers, employees, agents, contractors, earnings, products, services, equipment, systems, and/or prospective and executed contracts and other business arrangements. “Confidential Information” does not include information that (i) is now in or later enters the public domain through no wrongful act on the part of Sisson, (ii) was in possession of Sisson prior to receipt from Company, (iii) is or was independently developed by Sisson without use of Company’s confidential information, (iv) is furnished to others by Company without, to Sisson’s knowledge, restrictions similar to those herein on the right of Sisson to use or disclose such information, or (v) must be disclosed pursuant to requirements of law or valid legal process, provided that Sisson shall promptly notify Company in advance of any such disclosure and reasonably cooperate in Company’s attempts to maintain the confidentiality of its information at issue.

(b) Sisson’s Use of Confidential Information. During the Term of this Agreement and for three (3) years thereafter, Sisson shall not, without Company’s prior written consent, at any time, directly or indirectly: (i) use any Confidential Information for any purpose other than in connection with Company business during the Term; or (ii) disclose or otherwise communicate any Confidential Information to any person or entity without Company’s prior written consent.

(c) Acknowledgments. Sisson acknowledges that during Sisson’s association with Company, Sisson had and will have access to Confidential Information, all of which was made or will be made accessible to Sisson only in strict confidence; that unauthorized disclosure of Confidential Information could damage Company’s business; that Confidential Information could be susceptible to immediate competitive application by a competitor of Company’s; that Company’s business is, in part, dependent on access to and the continuing secrecy of Confidential Information; that certain Confidential Information is novel, unique to Company and known only to Sisson, Company and certain key employees and contractors of Company; that Company shall at all times retain ownership and control of all Confidential Information; and that the restrictions contained in this Agreement are reasonable and necessary for the protection of Company’s legitimate business interests.

(d) Records Containing Confidential Information. “Confidential Records” means all documents and other records, whether in paper, electronic or other form, that contain or reflect any Confidential Information. Sisson shall immediately deliver to Company or its designee (and shall not keep in Sisson’s possession or deliver to any other person or entity) all Confidential Records and all other Company property, whether tangible or intangible, in Sisson’s possession or control. Sisson understands and agrees that compliance with this paragraph may require that data be removed from Sisson’s personal computer or other electronic equipment. Consequently, upon written request from Company, Sisson agrees to certify in writing to Company that all Company Confidential Records previously existing on Sisson’s personal computer or other electronic equipment have been deleted and/or destroyed.

12. Non-Competition.

(a) Covenants. During the term of this Agreement and for a twelve (12) month period thereafter (the “Restricted Period”), Sisson shall not, within the United States (the “Protected Region”), directly or indirectly, serve or become associated with, whether as an officer, director, employee, consultant, owner, shareholder, adviser, joint venturer, or otherwise, with Bruegger’s Enterprises or any affiliate thereof, Corner Bakery Cafe or any affiliate thereof, or Panera Bread Company or any affiliate thereof, or with any other enterprise with more than 50 units whose primary business involves the operation of a multi-unit restaurant business in the bagel and/or bakery market segments. For the sake of clarity, the calculation of whether a particular business meets the 50 store threshold set forth in the preceding sentence shall include all stores operated by the entity in question as well as by all franchisors, franchisee(s) and sister franchisees associated with the concept in question, meaning, for example, that this Section would prohibit Sisson from engaging, during the Restricted Period, in competition on behalf of a Bruegger’s franchisee that operates only 5 stores, because the Bruegger’s concept is in operation in more than 50 franchise locations and/or company-owned stores. This covenant shall not, however, prohibit Sisson from (a) owning less than two percent of the securities of any competitor of Company, if such securities are publicly traded on a nationally recognized stock exchange or over-the-counter market, or (b) providing advice or services relating to image or wardrobe consulting.

(b) Acknowledgments. Sisson acknowledges that the foregoing geographic restriction on competition is fair and reasonable, given the nature and geographic scope of Company’s business operations and the nature of Sisson’s position with Company. Sisson also acknowledges that Sisson has had access to information that would be valuable or useful to Company’s competitors, and therefore acknowledges that the foregoing restrictions on Sisson’s future employment and business activities are fair and reasonable. Sisson acknowledges and is prepared for the possibility that Sisson’s standard of living may be reduced during the Restricted Period, and assumes and accepts any risk associated with that possibility.

(c) Acknowledgments of Law. Sisson acknowledges the following provisions of Colorado law, set forth in Colorado Revised Statutes § 8-2-113(2):

(2) Any covenant not to compete which restricts the right of any person to receive compensation for performance of skilled or unskilled labor for any employer shall be void, but this subsection (2) shall not apply to:

…

(b) Any contract for the protection of trade secrets;

…

(d) Executive and management personnel and officers and employees who constitute professional staff to executive and management personnel.

Sisson acknowledges that this Agreement is a contract for the protection of trade secrets within the meaning of Colorado Revised Statutes § 8-2-113(2)(b) and is intended to protect the Confidential Information and Confidential Records identified above, and that Sisson is an executive or management personnel or person who constitutes professional staff to executive and management personnel, within the meaning of Colorado Revised Statutes § 8-2-113(2)(d).

13. Non-Solicitation. Sisson acknowledges and agrees that the provisions of the first Section 9 of the Prior Consulting Agreement shall continue to apply to Sisson in accordance with their terms notwithstanding any termination of the Prior Consulting Agreement or this Agreement.

14. Third Party’s Confidential Information. Sisson acknowledges that Company has received and in the future may receive from third parties confidential proprietary information, and that Sisson shall maintain the confidentiality of any such information she received through her positions with Company and use it only for authorized purposes. Sisson hereby agrees not to use or disclose any such Confidential Information except as authorized by Company or the third party to whom the information belongs, or as required by law.

15. Remedies for Breach of the Restrictive Covenants. Sisson acknowledges that if Sisson breaches any of her obligations under paragraphs 10, 11, 12, 13, and 14 hereof (the “Restrictive Covenants”), Company will suffer immediate and irreparable harm and damage for which money alone cannot fully compensate Company. Sisson therefore agrees that upon such breach or threatened breach of any such obligation, Company shall be entitled to seek a temporary restraining order, preliminary injunction, permanent injunction or other injunctive relief, without posting any bond or other security, compelling Sisson to comply will any or all such obligations. This paragraph shall not be construed as an election of any remedy, or as a waiver of any right available to Company under this Agreement or the law, including the right to seek damages from Sisson for a breach of any provision of this Agreement, nor shall this paragraph be construed to limit the rights or remedies available under applicable law for any violation of any provision of this Agreement.

16. Attorneys’ Fees. In the event that either of the parties must resort to legal action in order to enforce any provision or right under this Agreement or to defend such suit, the prevailing party shall be entitled to receive reimbursement from the non-prevailing party for all reasonable attorneys’ fees and costs incurred in the litigation of such suit.

17. Consideration. Sisson acknowledges that Company’s agreement to continue Sisson’s consulting arrangement, her position with Company and the provision and/or access to trade secret information constitute sufficient consideration for the restrictive covenants contained herein.

18. Denial of Liability. The parties understand and agree that this Agreement and the Release shall not be construed as an admission of liability on the part of any person or entity, liability being expressly denied.

19. Authority and Nonassignment. The parties warrant that each has authority to enter into this Agreement and the Release, as applicable. Sisson warrants that she has not transferred to any other person or entity any right, claim, action, demand, or cause of action released by this Agreement or the Release.

20. Confidentiality. Sisson represents and warrants to and agrees with Company that, until this Agreement is publicly disclosed, she has not and shall not disclose any term of this Agreement, except that she may disclose such information to her spouse, or as required by subpoena, court order or otherwise as required by law (subject to paragraph 11(a)(v) hereof), to an attorney or accountant to the extent necessary to obtain professional advice or to other Company personnel as required in the ordinary course of her duties. Sisson shall not be entitled to rely upon the foregoing exception for disclosures pursuant to subpoena, court order or legal requirements unless Sisson has given Company prompt written notice following service of the subpoena or court order or Sisson’s becoming aware of a legal requirement. All inquiries that Company receives about Sisson from any individual outside of Company shall be directed to the Vice President of Human Resources of Company. Company shall respond to inquiries by declining comment beyond providing a neutral reference, pursuant to Company’s standard business practice

21. Covenant of Cooperation in Litigation. Sisson acknowledges that because of her position with Company, she may possess information that may be relevant to or discoverable in litigation in which Company is involved or may in the future be involved. Sisson agrees that she shall testify truthfully in connection with any such litigation, shall cooperate with Company in connection with such litigation, and that her duty of cooperation shall include an obligation to meet with Company representatives and/or counsel concerning such litigation for such purposes, and at such times and places, as Company deems necessary, in its sole discretion, and to appear for deposition upon Company’s request and without a subpoena. Company shall use reasonable efforts to accommodate Sisson’s schedule, and Sisson shall exercise reasonable efforts to timely accommodate Company’s requests for cooperation. Company shall reimburse Sisson for all expenses reasonably and necessarily incurred by her in connection with her obligations under this paragraph (provided that she has received prior approval from Company to incur such expenses), and shall, in addition, pay Sisson a consulting fee of $150 per hour for each hour in excess of 50 hours that she devotes to honoring his obligations under this paragraph; provided that Sisson provides a statement specifying in quarter-hour increments the time that she devotes to such activities and the activities performed during each such increment; and provided further that in no event shall Company be obligated to pay Sisson for any time that she devotes in connection with responding to any subpoena issued to her by any party other than the Company, and/or testifying in court or at any other type of legal proceeding at the request of, or as required by, any party other than the Company.

22. Insurance and Indemnification Issues. This Agreement shall not limit or otherwise affect any right, if any, that Sisson has or may have to indemnification and/or defense for her acts and omissions in connection with her relationship to Company, whether under a policy or insurance, pursuant to Company’s bylaws, certificate of incorporation, or otherwise.

23. Nonreliance. Each party understands and agrees that she or it assumes all risk that the facts or law may be, or become, different than the facts or law as believed by the party at the time she or it executes this Agreement. Sisson and Company acknowledge that their current relationship precludes any affirmative obligation of disclosure, and expressly disclaim all reliance upon information supplied or concealed by the adverse party or its counsel in connection with the negotiation and/or execution of this Agreement.

24. Survival. Sisson’s obligations under this Agreement shall survive the termination of this Agreement and the Separation Date and shall thereafter be enforceable in accordance with their terms.

25. Heirs and Assigns. This Agreement and the obligations contained herein shall be binding upon each party, its respective personal representatives, heirs, assigns, affiliates and successors, and shall inure to the benefit of each party and its respective assigns, affiliates and successors.

26. Choice of Law. This Agreement shall be governed and construed in accordance with the laws of the State of Colorado applicable to contracts which are to be fully performed within the State of Colorado without any reference to the conflict of laws provisions of the State of Colorado.

27. Entire Agreement. This Agreement, which includes the Release, constitutes the entire agreement of the parties with respect to the subject matter hereof and a complete merger of prior negotiations and agreements with respect to such subject matter.

28. Construction. The parties acknowledge that they have reviewed this Agreement in its entirety and have had a full and fair opportunity to consult with counsel of their own choosing and to negotiate the terms and conditions of this Agreement. Each party therefore waives all applicable rules of construction that any provision of this Agreement should be construed against its drafter, and agrees that all provisions of the Agreement shall be construed as a whole, according to the fair meaning of the language used.

29. Further Assurances. The parties to this Agreement agree that they will execute any other and further instruments and documents which reasonably are or may become necessary or convenient to effectuate and carry out this Agreement and the matters related hereto.

30. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, or mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service or facsimile transmission and emailed, to the recipient at the address below indicated:

To Company:

Einstein Noah Restaurant Group, Inc.

555 Zang Street, Suite 300

Lakewood, Colorado 80228

Attn: Michael Serchia, Vice President of Human Resources

Fax: (303) 275-7253

Email: mserchia@einsteinnoah.com

To Sisson:

Jill B.W. Sisson

5808 Crestbrook Circle

Morrison, CO 80465

Fax: (303) 697-2125

Email: jill.sisson@comcast.net

or such other addresses or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or if mailed, five days after so mailed.

31. Counterparts and Telecopies. This Agreement may be executed in counterparts, or by copies transmitted by telecopier, all of which shall be given the same force and effect as the original.

32. Severability. If any court of competent jurisdiction declares any provision of this Agreement invalid or unenforceable, the remainder of the Agreement shall remain fully enforceable. To the extent any court concludes that any provision of this Agreement is void or voidable, the court shall reform such provision(s) to render the provision(s) enforceable, but only to the extent absolutely necessary to render the provision(s) enforceable.

IN WITNESS WHEREOF, each of Company and Sisson, intending to be legally bound, has executed this Agreement on the day and year first above written.

EINSTEIN NOAH RESTAURANT GROUP, INC.

By:	/s/ Richard P. Dutkiewicz
Title:	Chief Financial Officer

JILL B.W. SISSON

/s/ Jill B.W. Sisson
Jill B.W. Sisson

EXHIBIT A

RELEASE

(a) The undersigned, JILL SISSON (“Sisson”), for herself, her heirs, personal representatives and assigns, and any other person or entity that could or might act on behalf of her, including, without limitation, her counsel (all of whom are collectively referred to as “Releasers”), hereby fully and forever releases and discharges EINSTEIN NOAH RESTAURANT GROUP, INC. (“ENRGI”), its parents, divisions, subsidiaries, affiliates, and each of their past and present officers, agents, directors, consultants, shareholders, independent contractors, attorneys, insurers, and any and all other persons or entities that are now or may become liable to any Releaser due to any Releasee’s act or omission (all of whom are collectively referred to as “Releasees”), of and from any and all actions, causes of action, claims, demands, costs and expenses, including attorneys’ fees, of every kind and nature whatsoever, in law or in equity, whether now known or unknown, that Releasers, or any person acting under any of them, may now have, or claim at any future time to have, based in whole or in part upon any act or omission occurring from the beginning of time through the date of execution of this Release, including but not limited to, any claim in connection with Sisson’s relationship with ENRGI, the Consulting Agreement dated as of December 8, 2003 or the Transitional Consulting Agreement dated as of September 3, 2009 (the “Consulting Agreements”) or the termination thereof, without regard to present actual knowledge of such acts or omissions, including specifically, but not by way of limitation, matters which may arise at common law, such as breach of contract, express or implied, promissory estoppel, wrongful discharge, tortious interference with contractual rights, infliction of emotional distress, defamation, or under federal, state or local laws, such as the Fair Labor Standards Act, the Employee Retirement Income Security Act, the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act (“ADEA”), the Rehabilitation Act of 1973, the Equal Pay Act, the Family and Medical Leave Act, the Americans with Disabilities Act; EXCEPT for (i) the rights and obligations created by this Release, and (ii) any rights of Sisson under the Consulting Agreements that survive termination thereof.

(b) In compliance with the requirements of the ADEA, as amended by the Older Workers’ Benefit Protection Act (“OWBPA”), Sisson acknowledges by her signature below that she has read and understands this Release and specifically understands the following:

(i) That she should consult with an attorney before signing this Release;

(ii) That she is releasing Company from, among other things, any claim that he might have against it pursuant to the ADEA as amended by the OWBPA;

(iii) That this Release does not cover any rights or claims that may arise under the ADEA as amended by the OWBPA after the date of execution of this Release;

(iv) That she has been given a period of up to twenty-one (21) days in which to consider this Release;

(v) That she may revoke this Release during the seven (7) days period following his execution of this Release by providing a Statement of Revocation in writing to Company addressed to Michael Serchia, Vice President of Human Resources, Einstein Noah Restaurant Group, Inc., 555 Zang Street, Suite 300, Lakewood CO 80228-1013. The Revocation must be received or postmarked no later than the close of business on the seventh (7th) calendar day following the day on which Sisson signs this Release;

(vi) That this Release will not become binding and effective until the seven (7) day Revocation period has expired without revocation.

(c) Sisson hereby warrants that she has not assigned or transferred to any person any portion of any claim which is released, waived and discharged above.

(d) Sisson further warrants that except as she has reported to Company before the Separation Date, she has not experienced any illness, injury, or disability compensable or recoverable under the worker’s compensation laws of any state, and Sisson agrees that she will not file a worker’s compensation claim asserting the existence of any such previously unreported illness, injury, or disability.

(e) Sisson specifically represents that she has had a full and fair opportunity to consult with counsel of her own choosing concerning the agreements, representations, and declarations set forth in this Release. Sisson understands and agrees that by signing this Release she is giving up her right to bring any legal claim against ENRGI concerning, directly or indirectly, Sisson’s relationship with ENRGI, including the termination thereof, except as specifically provided otherwise in this Release. Sisson agrees that this legal release is intended to be interpreted in the broadest possible manner in favor of ENRGI, to include all actual or potential legal claims that Sisson may have against ENRGI, except as specifically provided otherwise in this Release. Notwithstanding any other provision of this Release, this Release shall not waive or in any way limit or otherwise affect Sisson’s rights, if any, to indemnification and/or defense in connection with any claim that may be asserted against Sisson as a consequence of her services with Company, whether such rights arise under Company’s certificate of incorporation, bylaws, insurance contracts or otherwise.

(f) In giving this Release, Sisson does not acknowledge or agree that she had any employment relationship with ENRGI, and Sisson specifically disclaims any such employment relationship.

JILL B.W. SISSON

Jill B.W. Sisson

Date:

13